Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Third Quarter of Fiscal 2016

Bedford, Mass. — April 28, 2016 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its third quarter of fiscal year 2016, ended March 31, 2016.

Antonio Pietri, President and Chief Executive Officer of AspenTech, said, “AspenTech delivered third quarter results that exceeded expectations on both the top and bottom line, highlighted by a 50% non-GAAP operating margin.  Although certain market and geographic segments continue to be challenging, overall we believe we remain well positioned to deliver a year of positive growth in the current environment.”

Pietri added, “Today we are also announcing that AspenTech’s Board of Directors has approved a $400 million dollar expansion to our share repurchase program, which we intend to use in its entirety during fiscal 2017.  This announcement demonstrates the strength and predictability of our cash flow and balance sheet, and underscores our commitment to deploy our substantial financial resources to produce value for our shareholders.”

Third Quarter Fiscal 2016 and Recent Business Highlights

•                  Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $431 million at the end of the third quarter of fiscal 2016, which increased 4.6% compared to the third quarter of fiscal 2015 and was flat sequentially.

•                  GAAP operating margin was 42.5%, compared to 37.5% in the third quarter of fiscal 2015.  Non-GAAP operating margin was 49.7%, compared to 43.7% in the third quarter of fiscal 2015.

•                  We repurchased approximately 1.4 million shares of our common stock for $50.0 million in the third quarter of fiscal 2016.

Summary of Third Quarter Fiscal Year 2016 Financial Results

AspenTech’s total revenue of $119.2 million increased 7.1% from $111.3 million in the third quarter of the prior fiscal year.

•                  Subscription and software revenue was $111.7 million in the third quarter of fiscal 2016, an increase from $102.5 million in the third quarter of fiscal 2015.

•                  Services and other revenue was $7.5 million in the third quarter of fiscal 2016, compared to $8.8 million in the third quarter of fiscal 2015.

For the quarter ended March 31, 2016, AspenTech reported income from operations of $50.7 million, compared to income from operations of $41.7 million for the quarter ended March 31, 2015.

Net income was $33.2 million for the quarter ended March 31, 2016, leading to net income per share of $0.40, compared to net income per share of $0.32 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, amortization of intangibles associated with acquisitions, acquisition-related costs and non-capitalized acquired technology, was $59.3 million for the third quarter of fiscal 2016, compared to non-GAAP income from operations of $48.7 million in the same period last fiscal year.  Non-GAAP net income was $40.9 million, or $0.49 per share, for the third quarter of fiscal 2016, compared to non-GAAP net income of $32.6 million, or $0.37 per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash and marketable securities balance of $105.9 million at March 31, 2016, a decrease of $94.6 million from the end of the prior quarter.

During the third quarter, the company generated $69.7 million in cash flow from operations and $77.2 million in free cash flow.

Board of Directors Approves $400 Million Expansion of Share Repurchase Program

AspenTech’s Board of Directors has approved a $400 million expansion to our existing share repurchase program. This expansion is in addition to the $196 million that remained on the plan as of March 31, 2016. Based on current market conditions and business outlook, it is the Company’s current intent to repurchase $400 million worth of stock during fiscal 2017.  The timing and amount of any shares repurchased will be determined by AspenTech based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when AspenTech might otherwise be precluded from doing so under applicable insider trading laws and regulations. The repurchase program may be suspended or discontinued at any time.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, April 28, 2016, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the third quarter fiscal year 2016 as well as the company’s business outlook.

The live dial-in number is (866) 604-6127 or (706) 634-5625, conference ID code 90329492. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 90329492, through May 27, 2016.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

Forward-Looking Statements

The second and third paragraphs (as well as the first paragraph under “Board of Directors Approves $400 Million Expansion of Share Repurchase Program”)  of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation:  AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2016 Aspen Technology, Inc.  AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenue:
Subscription and software	$111,722	$102,543	$333,707	$300,002
Services and other	7,495	8,756	24,957	26,213
Total revenue	119,217	111,299	358,664	326,215
Cost of revenue:
Subscription and software	5,266	5,404	15,475	15,813
Services and other	6,754	6,905	21,405	21,142
Total cost of revenue	12,020	12,309	36,880	36,955
Gross profit	107,197	98,990	321,784	289,260
Operating expenses:
Selling and marketing	23,090	23,160	66,704	67,599
Research and development	17,820	20,323	50,398	52,548
General and administrative	15,606	13,776	42,273	36,227
Total operating expenses, net	56,516	57,259	159,375	156,374
Income from operations	50,681	41,731	162,409	132,886
Interest income	90	122	243	389
Interest expense	(330)	(1)	(344)	(8)
Other income (expense), net	(2,686)	414	(1,947)	354
Income before provision for income taxes	47,755	42,266	160,361	133,621
Provision for income taxes	14,584	14,096	53,736	46,020
Net income	$33,171	$28,170	$106,625	$87,601
Net income per common share:
Basic	$0.40	$0.32	$1.28	$0.98
Diluted	$0.40	$0.32	$1.27	$0.97
Weighted average shares outstanding:
Basic	83,081	87,355	83,425	89,509
Diluted	83,373	87,853	83,842	90,121

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	March 31,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$96,910	$156,249
Short-term marketable securities	9,025	59,197
Accounts receivable, net	21,749	30,721
Prepaid expenses and other current assets	8,991	10,752
Acquisition bid related deposits	251,670	—
Prepaid income taxes	525	542
Current deferred tax assets	6,117	6,169
Total current assets	394,987	263,630
Long-term marketable securities	—	3,047
Property, equipment and leasehold improvements, net	15,938	18,039
Computer software development costs, net	539	1,026
Goodwill	16,781	17,360
Non-current deferred tax assets	9,731	10,444
Other non-current assets	1,455	1,815
Total assets	$439,431	$315,361

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,877	$5,240
Accrued expenses and other current liabilities	34,627	38,483
Income taxes payable	3,509	1,775
Borrowings under credit agreement	140,000	—
Current deferred revenue	234,285	250,968
Total current liabilities	416,298	296,466
Non-current deferred revenue	30,537	37,919
Other non-current liabilities	28,051	29,522
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares as of March 31, 2016 and June 30, 2015
Issued and outstanding— none as of March 31, 2016 and June 30, 2015	—	—
Stockholders’ deficit:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 101,920,507 shares at March 31, 2016 and 101,607,520 shares at June 30, 2015
Outstanding— 82,030,943 shares at March 31, 2016 and 84,504,202 shares at June 30, 2015	10,192	10,161
Additional paid-in capital	655,555	641,883
Accumulated deficit	(39,002)	(145,627)
Accumulated other comprehensive income	4,299	6,470
Treasury stock, at cost—19,889,564 shares of common stock at March 31, 2016 and 17,103,318 shares at June 30, 2015	(666,499)	(561,433)
Total stockholders’ deficit	(35,455)	(48,546)
Total liabilities and stockholders’ deficit	$439,431	$315,361

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$33,171	$28,170	$106,625	$87,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,499	1,758	4,519	4,616
Net foreign currency losses (gains)	2,865	(1,336)	1,421	(2,715)
Stock-based compensation	4,378	3,456	12,313	11,122
Deferred income taxes	828	(456)	695	21,317
Provision for (recovery from) bad debts	(2)	(809)	174	(471)
Tax benefits from stock-based compensation	47	14,159	1,878	21,843
Excess tax benefits from stock-based compensation	(47)	(14,159)	(1,878)	(21,843)
Other non-cash operating activities	(14)	619	257	1,401
Changes in assets and liabilities:	—
Accounts receivable	(7,207)	(7,622)	8,513	10,897
Prepaid expenses, prepaid income taxes, and other assets	1,453	1,185	3,446	6,069
Accounts payable, accrued expenses, income taxes payable and other liabilities	(2,276)	4,055	(5,583)	(1,198)
Deferred revenue	35,028	35,622	(23,485)	(222)
Net cash provided by operating activities	69,723	64,642	108,895	138,417
Cash flows from investing activities:
Purchases of marketable securities	—	(11,017)	—	(50,065)
Maturities of marketable securities	20,916	27,911	52,965	66,923
Purchases of property, equipment and leasehold improvements	(749)	(1,586)	(2,530)	(5,914)
Acquisition related deposits	(255,067)	—	(255,067)	—
Payments for capitalized computer software costs	—	(178)	—	(315)
Net cash (used in) provided by investing activities	(234,900)	15,130	(204,632)	10,629
Cash flows from financing activities:
Exercises of stock options	417	531	2,862	2,046
Repurchases of common stock	(46,338)	(106,973)	(103,128)	(222,878)
Payments of tax withholding obligations related to restricted stock	(1,216)	(1,300)	(3,404)	(3,874)
Excess tax benefits from stock-based compensation	47	14,159	1,878	21,843
Proceeds from credit agreement	140,000	—	140,000	—
Payments of credit agreement issuance costs	(1,587)	—	(1,587)	—
Net cash provided by (used in) financing activities	91,323	(93,583)	36,621	(202,863)
Effect of exchange rate changes on cash and cash equivalents	141	(670)	(223)	(1,747)
Decrease in cash and cash equivalents	(73,713)	(14,481)	(59,339)	(55,564)
Cash and cash equivalents, beginning of period	170,623	158,443	156,249	199,526
Cash and cash equivalents, end of period	$96,910	$143,962	$96,910	$143,962

Supplemental disclosure of cash flow information:
Income taxes paid, net	$17,115	$312	$51,612	$2,933

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Free Cash Flow

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flow.
(unaudited in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Total expenses
GAAP total expenses (a)	$68,536	$69,568	$196,255	$193,329
Less:
Stock-based compensation (b)	(4,378)	(3,456)	(12,313)	(11,122)
Non-capitalized acquired technology (e)	—	(3,277)	(250)	(3,277)
Amortization of purchased technology intangibles	(14)	(187)	(147)	(635)
KBC acquisition bid costs (f)	(4,187)	—	(5,213)	—
Non-GAAP total expenses	$59,957	$62,648	$178,332	$178,295

Income from operations
GAAP income from operations	$50,681	$41,731	$162,409	$132,886
Plus:
Stock-based compensation (b)	4,378	3,456	12,313	11,122
Non-capitalized acquired technology (e)	—	3,277	250	3,277
Amortization of purchased technology intangibles	14	187	147	635
KBC acquisition bid costs (f)	4,187	—	5,213	—
Non-GAAP income from operations	$59,260	$48,651	$180,332	$147,920

Net income
GAAP net income	$33,171	$28,170	$106,625	87,601
Plus:
Stock-based compensation (b)	4,378	3,456	12,313	11,122
Non-capitalized acquired technology (e)	—	3,277	250	3,277
Amortization of purchased technology intangibles	14	187	147	635
KBC acquisition bid costs (f)	7,623	—	8,649	—
Less:
Income tax effect on Non-GAAP items (c)	(4,325)	(2,491)	(7,689)	(5,412)
Non-GAAP net income	$40,861	$32,599	$120,295	$97,223

Diluted income per share
GAAP diluted income per share	$0.40	$0.32	$1.27	$0.97
Plus:
Stock-based compensation (b)	0.05	0.04	0.15	0.12
Non-capitalized acquired technology (e)	—	0.04	—	0.04
Amortization of purchased technology intangibles	—	—	—	0.01
KBC acquisition bid costs (f)	0.09	—	0.10	—
Less:
Income tax effect on Non-GAAP items (c)	(0.05)	(0.03)	(0.09)	(0.06)
Non-GAAP diluted income per share	$0.49	$0.37	$1.43	$1.08
Shares used in computing Non-GAAP diluted income per share	83,373	87,853	83,842	90,121

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Free Cash Flow

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flow.
(unaudited in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Free Cash Flow
GAAP cash flow from operating activities	$69,723	$64,642	$108,895	$138,417

Purchase of property, equipment and leasehold improvements	(749)	(1,586)	(2,530)	(5,914)
Capitalized computer software development costs	—	(178)	—	(315)
Non-capitalized acquired technology (e)	—	2,621	1,250	2,621
Litigation related payments	2,080	—	2,080	—
KBC acquisition bid costs (f)	6,068	—	6,068	—
Excess tax benefits from stock-based compensation (d)	47	14,159	1,878	21,843
Free Cash Flow	$77,169	$79,658	$117,641	$156,652

(a) GAAP total expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Total costs of revenue	$12,020	$12,309	$36,880	$36,955
Total operating expenses	56,516	57,259	159,375	156,374
GAAP total expenses	$68,536	$69,568	$196,255	$193,329

(b) Stock-based compensation expense was as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Cost of services and other	$343	$336	$1,049	$1,014
Selling and marketing	1,797	778	3,547	2,282
Research and development	871	959	2,543	2,923
General and administrative	1,367	1,383	5,174	4,903
Total stock-based compensation	$4,378	$3,456	$12,313	$11,122

(c) The income tax effect on non-GAAP items for the three months ended March 31, 2016 and 2015 is calculated utilizing the Company’s estimated federal and state tax rate of 36%.

(d) Excess tax benefits from stock-based compensation are included in free cash flow to be consistent with the treatment of other tax benefits. Refer to the Company’s Form 10-Q for the period ended March 31, 2016 for additional details.

(e) During the nine months ended March 31, 2016, we acquired certain technology for $0.3 million as a part of projects initiated during the period to develop commercially available products. At the time of these purchases, the projects did not meet the accounting definition of having reached technological feasibility, and, as such, the costs of the acquired technology were expensed during the nine months ended March 31, 2016. During the nine months ended March 31, 2016, we excluded the payments of $1.3 million for the non-capitalized acquired technology (including a $1 million final payment related to non-capitalized acquired technology from fiscal year 2014) from free cash flow to be consistent with the the treatment of other transactions where acquired assets are capitalized. There were no such activities for the three months ended March 31, 2016.

(f) During the three and nine months ended March 31, 2016, we incurred $4.2 million and $5.2 million, respectively, of operating expenses related to the bid to acquire KBC Advanced Technologies plc.  During the three months ended March 31, 2016, we also incurred $3.4 million of foreign exchange losses and fees that were recognized as a component of other income (expense), net, related to the acquisition bid escrow account. Refer to the Company’s Form 10-Q for the period ended March 31, 2016 for additional details.